Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that (i) this statement on Schedule 13G has been adopted and filed on behalf of each of them and (ii) all future amendments to such statement on Schedule 13G will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13G as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: November 5, 2025

Qiming Venture Partners VIII Investments, LLC

By:	/s/ Holan Lam
Name: Holan Lam Title: Manager

Qiming Venture Partners VIII-HC, L.P. By: Qiming GP VIII-HC, LLC Its General Partner

By:	/s/ Holan Lam
Name: Holan Lam Title: Authorized Signatory

Qiming GP VIII, LLC

By:	/s/ Holan Lam
Name: Holan Lam Title: Authorized Signatory

Qiming GP VIII-HC, LLC

By:	/s/ Holan Lam
Name: Holan Lam Title: Authorized Signatory